Exhibit 99.2

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, David H. Murdock, Chairman of the Board and Chief Executive Officer of Dole Food Company, Inc., state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of Dole Food Company, Inc., and, except as corrected or supplemented in a subsequent covered report:

•
no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•
no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the Audit Committee of the Board of Directors of Dole Food Company, Inc.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	the Annual Report on Form 10-K of Dole Food Company, Inc. for the fiscal year ended December 29, 2001;

•
all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Dole Food Company, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

Date: August 23, 2002

/s/ David H. Murdock
David H. Murdock

State of California	)
	)	ss:
County of Los Angeles	)	Subscribed and sworn to (or affirmed) before me
this 23rd day of August, 2002, by David H. Murdock

/s/ Marsha L. Chew
Signature of Notary Public

My commission expires: March 1, 2006